EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Sunovia Energy Technologies, Inc. (the "Company") on Form 10-Q for the quarter ended October 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Arthur Buckland, Chief Executive Officer and I, Matthew Veal, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

December 20, 2010	/s/Arthur Buckland
Arthur Buckland
Chief Executive Officer

December 20, 2010	/s/Matthew Veal
Matthew Veal
Chief Financial Officer